EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-139435 on Form S-8 of our reports dated March 1, 2006 relating to the consolidated financial statements and financial statement schedule of Netlist, Inc. and subsidiaries for the year ended January 1, 2005, appearing in this Annual Report on Form 10-K of Netlist, Inc. and subsidiaries for the year ended December 30, 2006.

/s/ Deloitte & Touche LLP

Costa Mesa, California
February 27, 2007